                                                                    EXHIBIT 12.4

                               AMRAC Clear View
                               ----------------
                      Computation of Ratio of Earnings to
                      -----------------------------------
                                Fixed Charges
                                -------------

----------------------------------------------------------------------------------------------------------------------------
                                                                 Year Ended December 31,           Five Months Ended May 28,
                                                        ----------------------------------------   -------------------------
                                                        1993     1994     1995     1996     1997       1997      1998
                                                        ----     ----     ----     ----     ----       ----      ----

Earnings [Income (loss) before tax] (A)                   (2)     139      172      234      630        229       246
                                                        ----     ----     ----     ----     ----       ----      ----

Rent expense (B)                                          34       38       32       40       49         20        20
                                                        ----     ----     ----     ----     ----       ----      ----

Fixed Charges
-------------
Interest expense, net                                    147      142      130       92       47         23        (1)
Amortization of discount & deferred financing costs**      8        8        8        8       13          3         -
1/3 rent expense (=B/3)                                   11       13       11       13       16          7         7
                                                        ----     ----     ----     ----     ----       ----      ----
Total (C)                                                166      163      149      113       76         33         6
                                                        ====     ====     ====     ====     ====       ====      ====

Earnings to fixed charges (= (A + C) / C)                1.0      1.9      2.2      3.1      9.3        8.0      44.4
                                                        ----     ----     ----     ----     ----       ----      ----
Amount of the deficiency of earnings to fixed charges
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